Exhibit 99.1

Helen of Troy Limited Reports Second Quarter Fiscal 2020 Results

Consolidated Net Sales Growth of 5.2%; Core Business Net Sales Growth of 5.7%
GAAP Diluted Earnings Per Share ("EPS") from Continuing Operations of $1.83
Adjusted Diluted EPS from Continuing Operations of $2.24; Growth of 13.1%
Raises Fiscal 2020 GAAP Diluted EPS from Continuing Operations Outlook to $6.84 - $7.04
Raises Fiscal 2020 Adjusted Diluted EPS from Continuing Operations Outlook to $8.50 - $8.75
Raises Fiscal 2020 Consolidated Net Sales Growth Outlook to 2.9% - 4.8%

El Paso, Texas, October 8, 2019 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended August 31, 2019. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Second Quarter of Fiscal 2020

•	Consolidated net sales revenue increase of 5.2%, including:

◦	An increase in Leadership Brand net sales of 3.8%

◦	An increase in online channel net sales of approximately 25%

◦	Core business growth of 5.7%

•
GAAP operating income of $54.5 million, or 13.2% of net sales, which includes pre-tax restructuring charges of $0.4 million, compared to GAAP operating income of $50.7 million, or 12.9% of net sales, for the same period last year, which included pre-tax restructuring charges of $0.9 million

•	Non-GAAP adjusted operating income increase of 10.4% to $65.8 million, or 15.9% of net sales, compared to $59.6 million, or 15.1% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $1.83, which includes an after-tax restructuring charge of $0.01 per share, compared to GAAP diluted EPS of $1.66 for the same period last year, which included an after-tax restructuring charge of $0.03 per share

•	Non-GAAP adjusted diluted EPS from continuing operations increase of 13.1% to $2.24, compared to $1.98 for the same period last year

Julien R. Mininberg, Chief Executive Officer, stated: "We are pleased with our second quarter financial performance, which delivered consolidated core business sales growth of 5.7% and adjusted diluted EPS growth of 13.1%, both ahead of our expectations. During the quarter, we improved our consolidated operating margin, while simultaneously increasing our growth investments compared to our original outlook at the beginning of the year. These growth investments are generating healthy results and our digital initiatives continue to pay dividends, illustrated by online sales growth of 25%, which now represents 24% of total sales in the quarter. Consolidated sales growth was led by our Housewares segment as we expanded distribution and introduced new products that resonated well with both customers and consumers. Our Beauty segment continued to grow, driven by strong demand in the appliance category. Our Health & Home segment faced a particularly difficult comparison to the high base that included strong sales of seasonal products, distribution gains and significant international growth in the same period last year. Overall, a strong quarter and first half of our fiscal year.”

Mr. Mininberg continued: “Based on this performance and our expectations for the remainder of the fiscal year, we are pleased to raise our net sales and adjusted diluted EPS outlook for the full fiscal year 2020. We believe we are well positioned to continue driving meaningful long-term shareholder value as we execute our Phase II Transformation plan."

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$137,498	$175,783	$80,267	$393,548
Core business growth (decline)	30,837	(15,943)	7,494	22,388
Impact of foreign currency	(471)	(1,050)	(420)	(1,941)
Change in sales revenue, net	30,366	(16,993)	7,074	20,447
Fiscal 2020 sales revenue, net	$167,864	$158,790	$87,341	$413,995

Total net sales revenue growth (decline)	22.1%	(9.7)%	8.8%	5.2%
Core business growth (decline)	22.4%	(9.1)%	9.3%	5.7%
Impact of foreign currency	(0.3)%	(0.6)%	(0.5)%	(0.5)%

Operating margin (GAAP)
Fiscal 2020	21.3%	7.8%	7.3%	13.2%
Fiscal 2019	20.6%	7.8%	10.8%	12.9%
Adjusted operating margin (non-GAAP)
Fiscal 2020	22.4%	11.2%	11.9%	15.9%
Fiscal 2019	22.4%	10.5%	12.8%	15.1%

Consolidated Operating Results - Second Quarter Fiscal 2020 Compared to Second Quarter Fiscal 2019

•
Consolidated net sales revenue increased 5.2% to $414.0 million compared to $393.5 million, driven by a core business increase of $22.4 million, or 5.7%, primarily reflecting an increase in brick and mortar sales in the Housewares segment, growth in consolidated online sales, and an increase in sales in the appliance category in the Beauty segment. These factors were partially offset by lower sales in the Health & Home segment, the unfavorable impact from foreign currency fluctuations of approximately $1.9 million, or 0.5%, and a decline in the personal care category within the Beauty segment.

•
Consolidated gross profit margin increased 3.6 percentage points to 43.0%, compared to 39.4%. The increase is primarily due to a higher mix of Housewares revenue at a higher overall gross profit margin, tariff exclusion refunds received for certain duties expensed in the second half of fiscal 2019 and the first quarter of 2020, and a lower mix of shipments made on a direct import basis. These factors were partially offset by the net margin dilutive impact from tariffs and related pricing actions, unfavorable foreign currency fluctuations, a lower mix of personal care sales, and higher inbound freight expense.

•
Consolidated SG&A as a percentage of sales increased by 3.5 percentage points to 29.8% of net sales compared to 26.3%. The increase is primarily due to higher annual incentive and share-based compensation expense related to short- and long-term performance, the unfavorable impact of a lower mix of shipments made on a direct import basis, higher outbound freight expense, higher advertising and new product development expense, and higher amortization expense. These factors were partially offset by the impact from tariff related pricing actions taken with retail customers, the impact that higher overall sales had on net operating leverage, and the favorable impact from foreign currency exchange and forward contract settlements.

•	Consolidated operating income was $54.5 million, or 13.2% of net sales, compared to $50.7 million, or 12.9% of net sales. The increase in consolidated operating margin primarily reflects tariff exclusion refunds received for certain duties expensed in the second half of fiscal 2019 and the first quarter of 2020, a higher mix of Housewares sales at a higher overall operating margin, the impact of favorable foreign currency exchange contracts and remeasurement on SG&A, the favorable impact that higher overall net sales had on operating expense leverage, and the net favorable comparative impact of pre-tax restructuring charges of $0.4 million. These factors were partially offset by higher annual incentive and share-based compensation expense related to short- and long-term performance, higher advertising and new product development expense, higher amortization expense, higher freight and distribution expense, and the impact of unfavorable foreign currency fluctuations on net sales and operating margin.

•
The effective tax rate was 10.3%, compared to 8.3% for the same period last year. The year-over-year increase in the effective tax rate is primarily due to shifts in the mix of taxable income in the Company's various tax jurisdictions and increases in certain statutory tax rates.

•
Income from continuing operations was $46.1 million, or $1.83 per diluted share on 25.2 million weighted average shares outstanding, compared to $44.0 million, or $1.66 per diluted share on 26.6 million weighted average diluted shares outstanding. Income from continuing operations for the second quarter of fiscal 2020 includes after-tax restructuring charges of $0.4 million or $0.01 per share, compared to $0.8 million or $0.03 per share in the same period last year.

•	Adjusted EBITDA increased 9.7% to $69.8 million compared to $63.6 million.

On an adjusted basis for the second quarters of fiscal 2020 and 2019, excluding restructuring charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income increased $6.2 million, or 10.4%, to $65.8 million, or 15.9% of net sales, compared to $59.6 million, or 15.1% of net sales. The 0.8 percentage point increase in adjusted operating margin primarily reflects tariff exclusion refunds received for certain duties expensed in the second half of fiscal 2019 and the first quarter of 2020, a higher mix of Housewares sales at a higher overall operating margin, the impact of favorable foreign currency exchange contracts and remeasurement on SG&A, and the favorable impact that higher overall net sales had on operating expense leverage. These factors were partially offset by higher annual incentive compensation expense, higher advertising and new product development expense, higher freight and distribution expense, and the impact of unfavorable foreign currency fluctuations on net sales and operating margin.

•
Adjusted income from continuing operations increased $4.0 million, or 7.6%, to $56.5 million, or $2.24 per diluted share, compared to $52.5 million, or $1.98 per diluted share. The 13.1% increase in adjusted diluted EPS from continuing operations was primarily due to higher adjusted operating income from the Housewares segment and the impact of lower weighted average diluted shares outstanding compared to the same period last year. This was partially offset by lower adjusted operating income from the Health & Home and Beauty segments, higher interest expense, and higher income tax expense.

Segment Operating Results - Second Quarter Fiscal 2020 Compared to Second Quarter Fiscal 2019
Housewares net sales increased by 22.1%, or $30.4 million, primarily due to point of sale growth and incremental distribution with existing domestic brick and mortar customers, an increase in online sales, an increase in international sales, and new product introductions. These factors were partially offset by the unfavorable impact of net foreign currency fluctuations of approximately $0.5 million, or 0.3%. Operating margin was 21.3% compared to 20.6%. The 0.7 percentage point increase was primarily due to the margin impact of a more favorable product and channel mix and the impact that higher sales had on operating leverage. These factors were partially offset by higher annual incentive and share-based compensation expense related to short- and long-term performance, higher new product development expense, and higher freight and distribution center expense to support increased volume and integration activity. Housewares adjusted operating income increased 22.1% to $37.6 million, compared to $30.8 million. Housewares adjusted operating margin was 22.4% for both periods.

Health & Home net sales decreased 9.7% or $17.0 million, reflecting the unfavorable comparison to core business growth of 20.3% in the same period last year. The decline this quarter included the timing of seasonal shipments, less wildfire activity in the current year, and net distribution changes year-over-year. Segment operating margin was flat to the prior year period due to the unfavorable impacts from higher media advertising expense, unfavorable operating leverage from the decline in sales, higher share-based compensation expense, the margin impact of a less favorable channel mix, and the impact of unfavorable foreign currency exchange fluctuations on net sales and operating margin. These factors were offset by tariff exclusion refunds received for certain duties expensed in the second half of fiscal 2019 and the first quarter of fiscal 2020, and the impact of favorable foreign currency exchange contracts and remeasurement on SG&A. Health & Home adjusted operating income decreased 4.1% to $17.7 million, or 11.2% of segment net sales, compared to $18.5 million, or 10.5% of segment net sales, in the same period last year.

Beauty net sales increased 8.8%, or $7.1 million, primarily due to strong demand and new product introductions in the appliance category, growth in the online channel, and an increase in international sales. These factors were partially offset by a decrease in brick and mortar sales, a decline in the personal care category, and the unfavorable impact of net foreign currency fluctuations of approximately $0.4 million, or 0.5%. Operating margin was 7.3% compared to 10.8%. The decrease is primarily due to the impact of higher freight expense to meet strong demand in the appliance category, higher annual incentive and share-based compensation expense related to short- and long-term performance, higher amortization expense, the margin impact of a less favorable product and channel mix, and the impact of unfavorable foreign currency fluctuations on net sales and operating margin. These factors were partially offset by lower advertising expense and the net favorable comparative impact of pre-tax restructuring charges of $0.4 million. Beauty adjusted operating income increased 1.3% to $10.4 million, or 11.9% of segment net sales, compared to $10.3 million, or 12.8% of segment net sales, in the same period last year.

Balance Sheet and Cash Flow Highlights - Second Quarter Fiscal 2020 Compared to Second Quarter Fiscal 2019

•	Cash and cash equivalents totaled $17.0 million, compared to $19.9 million

•	Total short- and long-term debt was $301.2 million, compared to $301.1 million, a net increase of $0.1 million

•	Accounts receivable turnover was 68.4 days, compared to 65.4 days

•	Inventory was $370.9 million, compared to $284.8 million. Trailing twelve-month inventory turnover was 2.9 times compared to 3.3 times.

•	Net cash provided by operating activities from continuing operations for the first six months of the fiscal year increased $0.9 million to $38.2 million.

Fiscal 2020 Annual Outlook
For fiscal 2020, the Company has updated its outlook and now expects consolidated net sales revenue to be in the range of $1.610 to $1.640 billion, which implies consolidated sales growth of 2.9% to 4.8% compared to the prior expectation of 1.7% to 3.6%. By segment, the outlook reflects:

•	Housewares net sales growth of 13% to 15%, compared to the prior expectation of 6% to 8%;

•	Health & Home net sales decline in the low-single digits, compared to the prior expectation of net sales growth of 2% to 3%; and

•	Beauty net sales growth in the low-single digits, compared to the prior expectation of a net sales decline in the low-single digits.

The Company now expects consolidated GAAP diluted EPS from continuing operations of $6.84 to $7.04, and non-GAAP adjusted diluted EPS from continuing operations in the range of $8.50 to $8.75, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense.

The Company’s net sales and EPS outlook assumes the severity of the upcoming cough/cold/flu season will be in line with historical averages. The Company’s net sales and EPS outlook also assumes that September 2019 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The Company now expects the year-over-year comparison of adjusted diluted EPS from continuing operations to be impacted by an expected increase in growth investments of 13% to 18% in fiscal 2020. The diluted EPS outlook is based on an estimated weighted average diluted shares outstanding of 25.3 million.

The increase in the adjusted diluted EPS outlook for fiscal 2020 reflects the Company's strong performance in the second quarter, partially offset by an expected increase in growth investments, higher expected annual incentive compensation expense, and higher expected freight and distribution costs. These costs support strong demand in our Housewares segment and Beauty appliances business, as well as integration activity and increases in capacity and throughput for future growth.

The Company now expects a reported GAAP effective tax rate range of 9.6% to 10.7%, and an adjusted effective tax rate range of 9.0% to 10.0% for the full fiscal year 2020. Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2020 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, further tariff increases, or future share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Tuesday, October 8, 2019. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on October 8, 2019 until 11:59 p.m. Eastern Time on October 15, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13694424. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to the Company's continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2019, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, the Company's relationships with key customers and licensors, its dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, its dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, its recent and future acquisitions or divestitures, including its ability to realize anticipated cost savings, synergies and other benefits along with its ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, its dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases its exposure to significant shipping disruptions and added shipping and storage costs, its projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, its ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to its liquidity as a result of changes to capital and credit market conditions, limitations under its financing arrangements and other constraints or events that impose constraints on its cash resources and ability to operate its business, the costs, complexity and challenges of upgrading and managing its global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to our business practices, penalties, increased cost of operations, or otherwise harm our business, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, its ability to continue to avoid classification as a controlled foreign corporation, and legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition could adversely affect our operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended August 31,
	2019		2018
Sales revenue, net	$413,995	100.0%	$393,548	100.0%
Cost of goods sold	235,844	57.0%	238,375	60.6%
Gross profit	178,151	43.0%	155,173	39.4%
Selling, general and administrative expense ("SG&A")	123,201	29.8%	103,654	26.3%
Restructuring charges	430	0.1%	859	0.2%
Operating income	54,520	13.2%	50,660	12.9%
Nonoperating income, net	89	—%	85	—%
Interest expense	(3,216)	(0.8)%	(2,755)	(0.7)%
Income before income tax	51,393	12.4%	47,990	12.2%
Income tax expense	5,298	1.3%	3,973	1.0%
Income from continuing operations	46,095	11.1%	44,017	11.2%
Loss from discontinued operations, net of tax	—	—%	—	—%
Net income	$46,095	11.1%	$44,017	11.2%
Earnings per share - diluted:
Continuing operations	$1.83		$1.66
Discontinued operations	—		—
Total earnings per share - diluted	$1.83		$1.66

Weighted average shares of common stock used in computing diluted earnings per share	25,245		26,557

	Six Months Ended August 31,
	2019		2018
Sales revenue, net	$790,330	100.0%	$748,227	100.0%
Cost of goods sold	458,452	58.0%	446,496	59.7%
Gross profit	331,878	42.0%	301,731	40.3%
SG&A	229,102	29.0%	205,160	27.4%
Restructuring charges	1,049	0.1%	2,584	0.3%
Operating income	101,727	12.9%	93,987	12.6%
Nonoperating income, net	221	—%	160	—%
Interest expense	(6,524)	(0.8)%	(5,442)	(0.7)%
Income before income tax	95,424	12.1%	88,705	11.9%
Income tax expense	8,635	1.1%	6,515	0.9%
Income from continuing operations	86,789	11.0%	82,190	11.0%
Loss from discontinued operations, net of tax	—	—%	(381)	(0.1)%
Net income	$86,789	11.0%	$81,809	10.9%
Earnings (loss) per share - diluted:
Continuing operations	$3.44		$3.09
Discontinued operations	—		(0.01)
Total earnings per share - diluted	$3.44		$3.07

Weighted average shares of common stock used in computing diluted earnings per share	25,245		26,612

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended August 31, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$413,995	100.0%	$—		$413,995	100.0%
Cost of goods sold	235,844	57.0%	—		235,844	57.0%
Gross profit	178,151	43.0%	—		178,151	43.0%
SG&A	123,201	29.8%	(4,463)	(3)	112,357	27.1%
			(6,381)	(4)
Restructuring charges	430	0.1%	(430)		—	—%
Operating income	54,520	13.2%	11,274		65,794	15.9%
Nonoperating income, net	89	—%	—		89	—%
Interest expense	(3,216)	(0.8)%	—		(3,216)	(0.8)%
Income before income tax	51,393	12.4%	11,274		62,667	15.1%
Income tax expense	5,298	1.3%	829		6,127	1.5%
Income from continuing operations	46,095	11.1%	10,445		56,540	13.7%
Diluted EPS from continuing operations	$1.83		$0.41		$2.24
Weighted average shares of common stock used in computing diluted EPS	25,245				25,245

	Three Months Ended August 31, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$393,548	100.0%	$—		$393,548		100.0%
Cost of goods sold	238,375	60.6%	—		238,375		60.6%
Gross profit	155,173	39.4%	—		155,173		39.4%
SG&A	103,654	26.3%	(3,401)	(3)	95,563		24.3%
			(4,689)	(4)
Restructuring charges	859	0.2%	(859)		—		—%
Operating income	50,660	12.9%	8,949		59,610		15.1%
Nonoperating income, net	85	—%	—		85		—%
Interest expense	(2,755)	(0.7)%	—		(2,755)		(0.7)%
Income before income tax	47,990	12.2%	8,949		56,940	56,940	14.5%
Income tax expense	3,973	1.0%	434		4,407		1.1%
Income from continuing operations	44,017	11.2%	8,515		52,533		13.3%
Diluted EPS from continuing operations	$1.66		$0.32		$1.98
Weighted average shares of common stock used in computing diluted EPS	26,557				26,557

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Six Months Ended August 31, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$790,330	100.0%	$—		$790,330	100.0%
Cost of goods sold	458,452	58.0%	—		458,452	58.0%
Gross profit	331,878	42.0%	—		331,878	42.0%
SG&A	229,102	29.0%	(8,339)	(3)	206,778	26.2%
			(13,985)	(4)
Restructuring charges	1,049	0.1%	(1,049)		—	—%
Operating income	101,727	12.9%	23,373		125,100	15.8%
Nonoperating income, net	221	—%	—		221	—%
Interest expense	(6,524)	(0.8)%	—		(6,524)	(0.8)%
Income before income tax	95,424	12.1%	23,373		118,797	15.0%
Income tax expense	8,635	1.1%	1,528		10,163	1.3%
Income from continuing operations	86,789	11.0%	21,845		108,634	13.7%
Diluted EPS from continuing operations	$3.44		$0.87		$4.30
Weighted average shares of common stock used in computing diluted EPS	25,245				25,245

	Six Months Ended August 31, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$748,227	100.0%	$—		$748,227	100.0%
Cost of goods sold	446,496	59.7%	—		446,496	59.7%
Gross profit	301,731	40.3%	—		301,731	40.3%
SG&A	205,160	27.4%	(7,522)	(3)	186,625	24.9%
			(11,013)	(4)
Restructuring charges	2,584	0.3%	(2,584)		—	—%
Operating income	93,987	12.6%	21,119		115,106	15.4%
Nonoperating income, net	160	—%	—		160	—%
Interest expense	(5,442)	(0.7)%	—		(5,442)	(0.7)%
Income before income tax	88,705	11.9%	21,119		109,824	14.7%
Income tax expense	6,515	0.9%	979		7,494	1.0%
Income from continuing operations	82,190	11.0%	20,140		102,330	13.7%
Diluted EPS from continuing operations	$3.09		$0.76		$3.85
Weighted average shares of common stock used in computing diluted EPS	26,612				26,612

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$137,498	$175,783	$80,267	$393,548
Core business growth (decline)	30,837	(15,943)	7,494	22,388
Impact of foreign currency	(471)	(1,050)	(420)	(1,941)
Change in sales revenue, net	30,366	(16,993)	7,074	20,447
Fiscal 2020 sales revenue, net	$167,864	$158,790	$87,341	$413,995
Total net sales revenue growth (decline)	22.1%	(9.7)%	8.8%	5.2%
Core business growth (decline)	22.4%	(9.1)%	9.3%	5.7%
Impact of foreign currency	(0.3)%	(0.6)%	(0.5)%	(0.5)%
Operating margin (GAAP)
Fiscal 2020	21.3%	7.8%	7.3%	13.2%
Fiscal 2019	20.6%	7.8%	10.8%	12.9%
Adjusted operating margin (non-GAAP)
Fiscal 2020	22.4%	11.2%	11.9%	15.9%
Fiscal 2019	22.4%	10.5%	12.8%	15.1%

	Six Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$254,801	$339,214	$154,212	$748,227
Core business growth (decline)	58,767	(22,536)	10,334	46,565
Impact of foreign currency	(762)	(2,945)	(755)	(4,462)
Change in sales revenue, net	58,005	(25,481)	9,579	42,103
Fiscal 2020 sales revenue, net	$312,806	$313,733	$163,791	$790,330
Total net sales revenue growth (decline)	22.8%	(7.5)%	6.2%	5.6%
Core business growth (decline)	23.1%	(6.6)%	6.7%	6.2%
Impact of foreign currency	(0.3)%	(0.9)%	(0.5)%	(0.6)%
Operating margin (GAAP)
Fiscal 2020	21.4%	8.8%	4.5%	12.9%
Fiscal 2019	19.8%	9.8%	6.6%	12.6%
Adjusted operating margin (non-GAAP)
Fiscal 2020	23.0%	12.4%	8.6%	15.8%
Fiscal 2019	22.1%	12.8%	9.9%	15.4%

Leadership Brand Net Sales Revenue (2)
(Unaudited)
(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2019	2018	2019	2018
Leadership Brand sales revenue, net	$331,183	$319,045	$632,742	$599,804
All other sales revenue, net	82,812	74,503	157,588	148,423
Total sales revenue, net	$413,995	$393,548	$790,330	$748,227

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$35,698	21.3%	$12,408	7.8%	$6,414	7.3%	$54,520	13.2%
Restructuring charges	2	—	—	—	428	0.5%	430	0.1%
Subtotal	35,700	21.3%	12,408	7.8%	6,842	7.8%	54,950	13.3%
Amortization of intangible assets	179	0.1%	2,798	1.8%	1,486	1.7%	4,463	1.1%
Non-cash share-based compensation	1,769	1.1%	2,519	1.6%	2,093	2.4%	6,381	1.5%
Adjusted operating income (non-GAAP)	$37,648	22.4%	$17,725	11.2%	$10,421	11.9%	$65,794	15.9%

	Three Months Ended August 31, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$28,329	20.6%	$13,631	7.8%	$8,700	10.8%	$50,660	12.9%
Restructuring charges	—	—%	—	—%	859	1.1%	859	0.2%
Subtotal	28,329	20.6%	13,631	7.8%	9,559	11.9%	51,519	13.1%
Amortization of intangible assets	511	0.4%	2,704	1.5%	186	0.2%	3,401	0.9%
Non-cash share-based compensation	1,994	1.5%	2,156	1.2%	539	0.7%	4,689	1.2%
Adjusted operating income (non-GAAP)	$30,834	22.4%	$18,491	10.5%	$10,284	12.8%	$59,609	15.1%

	Six Months Ended August 31, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$66,898	21.4%	$27,464	8.8%	$7,365	4.5%	$101,727	12.9%
Restructuring charges	90	—%	—	—%	959	0.6%	1,049	0.1%
Subtotal	66,988	21.4%	27,464	8.8%	8,324	5.1%	102,776	13.0%
Amortization of intangible assets	697	0.2%	5,596	1.8%	2,046	1.2%	8,339	1.1%
Non-cash share-based compensation	4,343	1.4%	5,893	1.9%	3,749	2.3%	13,985	1.8%
Adjusted operating income (non-GAAP)	$72,028	23.0%	$38,953	12.4%	$14,119	8.6%	$125,100	15.8%

	Six Months Ended August 31, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$50,512	19.8%	$33,288	9.8%	$10,187	6.6%	$93,987	12.6%
Restructuring charges	760	0.3%	358	0.1%	1,466	1.0%	2,584	0.3%
Subtotal	51,272	20.1%	33,646	9.9%	11,653	7.6%	96,571	12.9%
Amortization of intangible assets	985	0.4%	5,408	1.6%	1,129	0.7%	7,522	1.0%
Non-cash share-based compensation	3,980	1.6%	4,482	1.3%	2,551	1.7%	11,013	1.5%
Adjusted operating income (non-GAAP)	$56,237	22.1%	$43,536	12.8%	$15,333	9.9%	$115,106	15.4%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$35,698	$12,408	$6,414	$54,520
Depreciation and amortization, excluding amortized interest	1,416	4,269	2,664	8,349
Nonoperating income, net	—	—	89	89
EBITDA (non-GAAP)	37,114	16,677	9,167	62,958
Add: Restructuring charges	2	—	428	430
Non-cash share-based compensation	1,769	2,519	2,093	6,381
Adjusted EBITDA (non-GAAP)	$38,885	$19,196	$11,688	$69,769

	Three Months Ended August 31, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$28,329	$13,631	$8,700	$50,660
Depreciation and amortization, excluding amortized interest	1,522	4,229	1,562	7,313
Nonoperating income, net	—	—	85	85
EBITDA (non-GAAP)	29,851	17,860	10,347	58,058
Add: Restructuring charges	—	—	859	859
Non-cash share-based compensation	1,994	2,156	539	4,689
Adjusted EBITDA (non-GAAP)	$31,845	$20,016	$11,745	$63,606

	Six Months Ended August 31, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$66,898	$27,464	$7,365	$101,727
Depreciation and amortization, excluding amortized interest	3,029	8,582	4,505	16,116
Nonoperating income, net	—	—	221	221
EBITDA (non-GAAP)	69,927	36,046	12,091	118,064
Add: Restructuring charges	90	—	959	1,049
Non-cash share-based compensation	4,343	5,893	3,749	13,985
Adjusted EBITDA (non-GAAP)	$74,360	$41,939	$16,799	$133,098

	Six Months Ended August 31, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$50,512	$33,288	$10,187	$93,987
Depreciation and amortization, excluding amortized interest	3,006	8,377	3,912	15,295
Nonoperating income, net	—	—	160	160
EBITDA (non-GAAP)	53,518	41,665	14,259	109,442
Add: Restructuring charges	760	358	1,466	2,584
Non-cash share-based compensation	3,980	4,482	2,551	11,013
Adjusted EBITDA (non-GAAP)	$58,258	$46,505	$18,276	$123,039

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1) (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended August 31, 2019
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$51,393	$5,298	$46,095	$2.04	$0.21	$1.83
Restructuring charges	430	66	364	0.02	—	0.01
Subtotal	51,823	5,364	46,459	2.05	0.21	1.84
Amortization of intangible assets	4,463	248	4,215	0.18	0.01	0.17
Non-cash share-based compensation	6,381	515	5,866	0.25	0.02	0.23
Adjusted (non-GAAP)	$62,667	$6,127	$56,540	$2.48	$0.24	$2.24

Weighted average shares of common stock used in computing diluted EPS						25,245

	Three Months Ended August 31, 2018
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$47,990	$3,973	$44,017	$1.81	$0.15	$1.66
Restructuring charges	859	41	818	0.03	—	0.03
Subtotal	48,849	4,014	44,835	1.84	0.15	1.69
Amortization of intangible assets	3,402	56	3,346	0.13	—	0.13
Non-cash share-based compensation	4,689	337	4,352	0.18	0.01	0.16
Adjusted (non-GAAP)	$56,940	$4,407	$52,533	$2.14	$0.17	$1.98

Weighted average shares of common stock used in computing diluted EPS						26,557

	Six Months Ended August 31, 2019
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$95,424	$8,635	$86,789	$3.78	$0.34	$3.44
Restructuring charges	1,049	68	981	0.04	—	0.04
Subtotal	96,473	8,703	87,770	3.82	0.34	3.48
Amortization of intangible assets	8,339	369	7,970	0.33	0.01	0.32
Non-cash share-based compensation	13,985	1,091	12,894	0.55	0.04	0.51
Adjusted (non-GAAP)	$118,797	$10,163	$108,634	$4.71	$0.40	$4.30

Weighted average shares of common stock used in computing diluted EPS						25,245

	Six Months Ended August 31, 2018
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$88,705	$6,515	$82,190	$3.33	$0.24	$3.09
Restructuring charges	2,584	183	2,401	0.10	0.01	0.09
Subtotal	91,289	6,698	84,591	3.43	0.25	3.18
Amortization of intangible assets	7,522	190	7,332	0.28	0.01	0.28
Non-cash share-based compensation	11,013	606	10,407	0.41	0.02	0.39
Adjusted (non-GAAP)	$109,824	$7,494	$102,330	$4.13	$0.28	$3.85

Weighted average shares of common stock used in computing diluted EPS						26,612

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (5)
(Unaudited)
(in thousands)

	August 31,
	2019	2018
Balance Sheet:
Cash and cash equivalents	$17,031	$19,915
Receivables, net	310,377	313,615
Inventory, net	370,915	284,828
Total assets, current	711,371	636,367
Total assets	1,775,953	1,694,588
Total liabilities, current	317,857	298,007
Total long-term liabilities	370,721	320,841
Total debt	301,193	301,076
Consolidated stockholders' equity	1,087,375	1,075,740
Liquidity:
Working capital	$393,514	$338,360

	Six Months Ended August 31,
	2019	2018
Cash Flow from continuing operations:
Depreciation and amortization	$16,116	$15,295
Net cash provided by operating activities	38,211	37,311
Capital and intangible asset expenditures	8,861	13,061
Net debt proceeds (repayments)	(20,100)	10,700
Payments for repurchases of common stock	9,131	42,240

Fiscal 2020 Updated Outlook for Net Sales Revenue
(Unaudited)
(in thousands)

	Fiscal 2019	Updated Outlook for Fiscal 2020
Net sales revenue	$1,564,151	$1,610,000	—	$1,640,000

		2.9%	—	4.8%

Reconciliation of Fiscal 2020 Updated Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Six Months Ended August 31, 2019	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2020
Diluted EPS from continuing operations, as reported (GAAP)	$3.44	$3.40	—	$3.60	$6.84	—	$7.04
Restructuring charges, net of tax	0.04	0.01	—	0.02	0.05	—	0.06
Subtotal	3.48	3.41	—	3.62	6.89	—	7.10
Amortization of intangible assets, net of tax	0.32	0.36	—	0.38	0.68	—	0.70
Non-cash share-based compensation, net of tax	0.51	0.43	—	0.45	0.94	—	0.96
Adjusted diluted EPS from continuing operations (non-GAAP)	$4.30	$4.20	—	$4.45	$8.50	—	$8.75

Updated Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Six Months Ended August 31, 2019	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2020
Effective tax rate, as reported (GAAP)	9.0%	10.3%	—	12.1%	9.6%	—	10.7%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Subtotal	9.0%	10.3%	—	12.1%	9.6%	—	10.7%
Amortization of intangible assets	(0.4)%	(0.5)%	—	(0.7)%	(0.4)%	—	(0.5)%
Non-cash share based compensation	(0.1)%	(0.2)%	—	(0.3)%	(0.2)%	—	(0.2)%
Adjusted effective tax rate	8.6%	9.5%	—	11.1%	9.0%	—	10.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted EPS, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company's Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.
(3) Amortization of intangible assets.
(4) Non-cash share-based compensation.
(5) Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.